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Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Stock Option Plan for Non-Employee Directors of EXE Technologies, Inc. of our report dated January 29, 2002 with respect to the consolidated financial statements of EXE Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG, LLP

Dallas, Texas
August 1, 2002

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  Exhibit 23.2
Consent of Independent Auditors